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                                   AFFYMETRIX, INC.

                                   1993 STOCK PLAN



         1.   PURPOSE; DEFINITIONS.
              (a) PURPOSE. The purpose of the Plan is to attract, retain and motivate officers, key employees, consultants and directors of Affymetrix, Inc. (the "Company"), or a Parent or a Subsidiary, by giving them the opportunity to acquire Stock ownership in the Company. Options granted under this Plan will be either Incentive Stock Options or Nonstatutory Stock Options. This Plan also provides for the grant of Purchase Rights providing for the direct sale of Stock to eligible participants.
              (b) DEFINITIONS. For purposes of the Plan, the following terms have the following meanings:
                   (i)  "Administrator" means the committee referred to in
Section 4 or the Board in its capacity as administrator of the Plan in accordance with Section 4.
                   (ii) "Board" means the Board of Directors of the Company.
                   (iii) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
                   (iv) "Commission" means the Securities and Exchange Commission, and any successor agency.
                   (v)  "Company" means Affymetrix, Inc.


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                   (vi) "Disinterested Person" has the meaning set forth in
Rule 16b-3 under the Exchange Act, and any successor definition adopted by the Commission.
                   (vii) "Effective Date" has the meaning set forth in Section
2.
                   (viii) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
                   (ix) "Grant Date" means the date of grant of any Option or Purchase Right.
                   (x) "Incentive Stock Option" means any Option intended to be and designated as an "incentive stock option" within the meaning of Section 422 of the Code.
                   (xi) "Option" means an Option granted under Section 6.
                   (xii) "Option Agreement" means the written option agreement covering an Option.
                   (xiii) "Optionee" means the holder of an Option.
                   (xiv) "Parent" has the meaning set forth in Section 425 of the Code.
                   (xv) "Plan" means this Affymetrix, Inc. 1993 Stock Plan, as amended from time to time.
                   (xvi) "Purchase Right" means a Purchase Right granted pursuant to Section 7.
                   (xvii) "Qualified Domestic Relations Order" has the meaning set forth in Section 414 of the Code or Title I


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of the Employee Retirement Income Security Act, or the rules thereunder, and any successor statute or rule.
                   (xviii) "Repurchase Agreement" means the written repurchase agreement covering shares of Stock purchased pursuant to a Purchase Right.
                   (xix) "Rule 16b-3" means Rule 16b-3 under Section 16(b) of the Exchange Act, as amended from time to time, and any successor rule.
                   (xx) "Stock" means the Common Stock of the Company, and any successor entity.
                   (xxi) "Subsidiary" has the meaning set forth in Section 425 of the Code.
                   (xxii) "Tax Date" means the date defined in Section 8.
                   (xxiii) "Vesting Date" means the date on which an Option becomes wholly or partially exercisable.
         2. EFFECTIVE DATE; TERM OF PLAN. The Effective Date of this Plan shall be July 1, 1993. This Plan, but not Options already granted, shall terminate automatically ten years after its adoption by the Board, unless terminated earlier by the Board under Section 15. No Options or Purchase Rights shall be granted after termination of this Plan but all Options and Purchase Rights granted prior to termination shall remain in effect in accordance with their terms.
         3.   NUMBER AND SOURCE OF SHARES OF STOCK SUBJECT TO THE PLAN.
Subject to the provisions of Section 9, the total number of shares of Stock with respect to which Options and Purchase Rights may be granted under this Plan is 3,700,000


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shares of Stock.  If (i) any Option terminates or expires without being exercised in full, (ii) any shares of stock subject to an Option or Purchase Right are forfeited prior to conferring on their holder benefits of ownership other than voting rights or accumulated dividends that are not realized, or
(iii) any Option or Purchase Right otherwise terminates without a payment being made to the participant in the form of stock, the shares issuable under such Option or Purchase Right, or forfeited without conferring benefits as described above, shall again be available for issuance under this Plan. If any shares of Stock are repurchased by the Company, or are forfeited after conferring benefits as described above, the shares so repurchased shall not again be available for grant under this Plan. The shares of Stock to be issued hereunder upon exercise of an Option or Purchase Right may consist of authorized and unissued shares or treasury shares.
         4. ADMINISTRATION OF THE PLAN. This Plan shall be administered by the Board or upon delegation by the Board, either in its entirety or only as it relates to persons subject to Section 16 of the Exchange Act, by a committee of at least two members of the Board to which administration of this Plan is delegated by the Board, all of whom shall be Disinterested Persons. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, or a Parent or a Subsidiary, as it deems proper.
         The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any


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Options or Purchase Rights granted or shares of Stock purchased under this Plan shall be final and binding. The Administrator shall not be liable for any decision, action or omission respecting this Plan, or any Options or Purchase Rights granted or shares of Stock sold under this Plan. The Board at any time may abolish the committee and revest in the Board the administration of the Plan.
         5.   PERSONS ELIGIBLE TO PARTICIPATE IN THIS PLAN. Options and
Purchase Rights may be granted under this Plan to officers, key employees, consultants and directors of the Company, or a Parent or a Subsidiary.
         6.   GRANT OF OPTIONS; TERMS AND CONDITIONS OF GRANT.
             (a) GRANT OF OPTIONS. The Administrator may, in its absolute discretion, grant Options under this Plan at any time and from time to time before the expiration of ten years from the Effective Date. The Administrator shall specify the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option. If the Administrator fails to specify the Grant Date, the Grant Date shall be the date of the action taken by the Administrator to grant the Option. Notwithstanding the foregoing, if an Incentive Stock Option is approved in anticipation of employment of any employee, the Grant Date shall be the date the intended Optionee is first treated as an employee of the Company, or a Parent or a Subsidiary, for payroll purposes. As soon as practicable after the Grant Date, the Company will provide the Optionee with a written Option Agreement in the form approved by the Administrator, which sets


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forth the type of Option, the Grant Date, the number of shares of Stock covered by the Option, the exercise price and the terms and conditions for exercise of the Option.
              (b) TERMS AND CONDITIONS OF GRANT. Options granted under this Plan shall be subject to the following terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:
                   (i) TYPE OF OPTION. Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve. Incentive Stock Options may be granted only to employees of the Company, or a Parent or a Subsidiary. Subject to the foregoing, the Administrator shall have the authority to grant to any participant Incentive Stock Options, Nonqualified Stock Options or both types of Options. Any portion of an Option that is not designated as, or does not qualify as, an Incentive Stock Option, shall constitute a Nonqualified Stock Option.
                   (ii) EXERCISE OF OPTION. In order to exercise all or any portion of any Option granted under this Plan, an Optionee must remain as an officer, employee, consultant or director of the Company, or a Parent or a Subsidiary, until the Vesting Date. The Option shall be exercisable on or after each Vesting Date in accordance with the terms set forth in the Option Agreement; provided, however, that the right to exercise an Option must vest at the rate of at least 20% per year over five years from the Grant Date.
              Notwithstanding any designation of an Option as an Incentive
Stock Option, to the extent that exercisability of any Incentive Stock Option granted under this Plan or otherwise to


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the Optionee by the Company, or a Parent or a Subsidiary, would result in an
Optionee being able to exercise for the first time in any calendar year Incentive Stock Options to purchase shares of Stock having a fair market value (determined as of the Grant Date) in excess of $100,000, the excess above $100,000 determined in reverse order of the Grant Date shall be automatically converted to a Nonstatutory Stock Option. Notwithstanding the foregoing, the Administrator in its absolute discretion may elect a different order for determining which Incentive Stock Option shall automatically be converted to a Nonstatutory Stock Option or may determine to defer the exercisability of an Incentive Stock Option or portion of an Incentive Stock Option so that in no event will Incentive Stock Options for Stock having a fair market value in excess of $100,000 (determined as of the Grant Date) become exercisable for the first time in any calendar year.
                   (iii) OPTION TERM. The term of any Option shall be fixed by the Administrator, but no Incentive Stock Option granted under this Plan may be exercised more than ten years from the Grant Date. If, at the time the Company grants an Option, the Optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the Option shall not be exercisable more than five years after the Grant Date.
                   (iv) EXERCISE PRICE. The exercise price shall be at least 100% of the fair market value of the shares of Stock covered by the Option on the Grant Date, as determined in good faith by the Administrator. If, at the time the Company


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grants an Option, the Optionee directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the exercise price shall be at least 110% of the fair market value of the shares of Stock covered by the Option on the Grant Date determined in the same manner.
                   (v) METHOD OF EXERCISE. To the extent the right to purchase shares of Stock has accrued, Options may be exercised, in whole or in part, from time to time in accordance with their terms by written notice from the Optionee to the Company stating the number of shares of Stock with respect to which the Option is being exercised and accompanied by payment in full of the exercise price. Payment may be made in cash, by check or by delivery, at the absolute discretion of the Administrator, of shares of Stock held by the Optionee. If authorized by the Administrator, exercise of an Option may be made pursuant to a "cashless exercise sale" procedure, pursuant to which funds to pay for exercise of the Option are delivered to the issuer by a broker upon receipt of stock certificates from the issuer, or pursuant to which participants obtain margin loans from brokers to fund the exercise of the Option. In the absolute discretion of the Administrator, payment may be made by delivery of an interest-bearing, full recourse promissory note. In the discretion of the Administrator, the exercise price may be paid by a combination of the above.
                   (vi) RESTRICTIONS ON STOCK; OPTION AGREEMENT. At the time it grants Options under this Plan, the Company may retain, for itself or others, rights to repurchase the shares of


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Stock acquired under the Option or impose other restrictions on such shares.
The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the Option. No Option shall be exercisable until after execution of the Option Agreement by the Company and the Optionee.
                   (vii) NONASSIGNABILITY OF OPTION RIGHTS. No Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. During the lifetime of an Optionee, only the Optionee may exercise an Option.
                   (viii) EXERCISE AFTER TERMINATION OF EMPLOYMENT OR DEATH. If for any reason other than permanent and total disability or death an Optionee ceases to be employed by the Company, or a Parent or a Subsidiary, in the case of an Incentive Stock Option or to be employed by or to be a consultant or director of the Company, or a Parent or a Subsidiary, in the case of a Nonstatutory Stock Option, Options held at the date of such termination (to the extent then exercisable) may be exercised, in whole or in part, at any time within 3 months after the date of such termination or such lesser period of not less than 30 days specified in the Option Agreement, but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date. If an Optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by the Company, or a Parent or a Subsidiary, (or, if the Optionee dies within the period that the Option remains


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exercisable after termination of employment), Options then held (to the extent then exercisable) may be exercised by the Optionee, the Optionee's personal representative, or by the person to whom the Option is transferred by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order, in whole or in part, at any time within one year after the disability or death or any lesser period of not less than 6 months specified in the Option Agreement, but in no event after the earlier of (i) the expiration date of the Option as set forth in the Option Agreement, and (ii) ten years from the Grant Date.
                   (ix) COMPLIANCE WITH SECURITIES LAWS. The Company shall not be obligated to issue any shares of Stock upon exercise of an Option unless such shares are at that time effectively registered or exempt from registration under the federal securities laws and the offer and sale of the shares of Stock are otherwise in compliance with all applicable securities laws. The Company shall have no obligation to register the shares of Stock under the federal securities laws or to take whatever other steps may be necessary to enable the shares of Stock to be offered and sold under federal or other securities laws. Upon exercising all or any portion of an Option, an Optionee may be required to furnish representations or undertakings deemed appropriate by the Company to enable the offer and sale of the shares of Stock or subsequent transfers of any interest in such shares to comply with applicable securities laws. Evidences of ownership of shares of Stock acquired upon exercise of Options shall bear any legend required by, or useful


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for purposes of compliance with, applicable securities laws, this Plan or the
Option Agreement evidencing the Option.
         7.   PURCHASE RIGHTS.
              (a) GRANT. As soon as practicable after the Grant Date of a Purchase Right, the Administrator shall advise the holder of such right in writing of the terms, conditions and restrictions relating to the grant, including the number of shares of Stock covered by the Purchase Right, the purchase price, and the time within which the Purchase Right must be exercised.
              (b) PURCHASE PRICE. The purchase price of a Purchase Right shall be at least 85% of the fair market value of the shares of Stock on the Grant Date or on the date the Stock is purchased, as determined in good faith by the Administrator. If, at the time the Company grants a Purchase Right, the purchaser directly or by attribution owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or a Parent or a Subsidiary, the purchase price shall be at least 100% of the fair market value of the shares of Stock on the Grant Date or on the date the Stock is purchased, determined in the same manner.
              (c) REPURCHASE AGREEMENT. In connection with each purchase of shares of Stock pursuant to a Purchase Right, purchaser shall be required to enter into a Repurchase Agreement with the Company stating the terms, conditions and restrictions relating to the shares being purchased.
         8. PAYMENT OF TAXES. Unless the Administrator permits otherwise, the participant shall pay the Company in cash,


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promptly when the amount of such obligations becomes determinable (the "Tax
Date"), all applicable local, state and federal withholding taxes applicable, in the Administrator's absolute discretion, to (i) the exercise of any Option or Purchase Right, or (ii) the transfer or other disposition of shares acquired upon exercise of any Option or Purchase Right.
         If and to the extent authorized by the Administrator in its absolute discretion, a participant may make an election to (x) deliver to the Company a promissory note of the participant on the terms set forth in Section 6(b)(v),
(y) tender shares of Stock to the Company or (z) have shares of Stock or other securities of the Company withheld by the Company, to pay the amount of tax that the Administrator in its absolute discretion determines to be required to be withheld by the Company. Any election pursuant to clause (z) above by a participant subject to Section 16 of the Exchange Act shall be subject to the following limitations:
         (i) such election shall be made at least six months before the Tax Date and shall be irrevocable; or
         (ii) such election (x) shall be made in (or made earlier to take effect in) any 10-day period beginning on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of earnings and shall be subject to approval by the Administrator at any time after such election has been made, and (y) the Option or Purchase Right must be held at least six months prior to the Tax Date.


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         Any shares of Stock so withheld or tendered shall be valued by the
Company at their fair market value on the Tax Date. The right to so withhold or tender shares of Stock shall relate separately to each Option or Purchase Right or any increment thereof covering not less than 100 shares of Stock.
         9. ADJUSTMENT FOR CHANGES IN CAPITALIZATION. The existence of outstanding Options shall not affect the Company's right to effect adjustments, recapitalizations, reorganizations or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's or any other corporation's assets or business or any other corporate act whether similar to the events described above or otherwise. Subject to Section 10, if the outstanding shares of the Stock are increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a recapitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which Options may be granted under this Plan, the number and kind of securities as to which outstanding Options may be exercised, and the exercise price at which outstanding Options may be exercised, shall be adjusted, to the extent possible, so as to prevent dilution and without regard to any resulting tax consequences to the Optionee.


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         10.  DISSOLUTION, LIQUIDATION, MERGER.  In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, or a sale of over 80% of the assets of the Company, the Administrator, in its absolute discretion, may cancel each outstanding Option upon payment in cash to the Optionee of the amount by which any cash and the fair market value of any other property which the Optionee would have received as consideration for the shares of Stock covered by the fully-vested portion of the Option if the Option had been exercised before such liquidation, dissolution, merger, or sale exceeds the exercise price of the Option.
         11. SUCCESSOR CORPORATIONS. In the event of a merger in which the Company is not the surviving corporation, the successor entity may assume the obligations under all outstanding Options.
         12. NO RIGHTS AS SHAREHOLDER OR TO CONTINUED EMPLOYMENT. An Optionee shall have no rights as a shareholder with respect to any shares of Stock covered by an Option until such Optionee has acquired title to such shares. Subject to Sections 9 and 10, no adjustment shall be made for dividends or other rights for which the record date is prior to the date title to the shares of Stock has been acquired by the Optionee. The grant of an Option shall in no way be construed so as to confer on any Optionee the right to continued employment by the Company, or a Parent or a Subsidiary.
         13.  FINANCIAL INFORMATION.  The Company shall provide to each
Optionee during the period such Optionee holds an outstanding Option, and to each holder of Common Stock acquired


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upon exercise of Options or Purchase Rights granted under the Plan for so long as such person is a holder of such Common Stock, annual financial statements of the Company as prepared either by the Company or independent certified public accountants of the Company. Such financial statements shall include, at a minimum, a balance sheet and an income statement, and shall be delivered as soon as practicable following the end of the Company's fiscal year.
         14. DISQUALIFYING DISPOSITIONS. If Stock acquired upon exercise of an Option is disposed of in a disqualifying disposition within the meaning of
Section 422 of the Code, the holder of the shares of Stock immediately prior to the disposition shall notify the Company in writing of the date and the terms of such disposition and comply with any other requirements imposed by the Company in order to enable the Company to secure the related income tax deduction to which it is entitled.
         15. TERMINATION; AMENDMENT. The Board may amend, suspend or terminate this Plan at any time and for any reason, but no amendment, suspension or termination shall be made which would impair the right of any person under any outstanding Options or Purchase Rights without such person's consent; PROVIDED, HOWEVER, that any amendment which (i) increases the number of shares of Stock available for issuance under this Plan (except as provided in Section
9), (ii) materially changes the class of persons who are eligible for the grant of Options or Purchase Rights, or (iii) materially increases the benefits accruing to participants under this Plan, shall be subject to the



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approval of the Company's shareholders.  Shareholder approval shall not be required for any other amendment of this Plan.
         16. GOVERNING LAW. This Plan and the rights of all persons under this Plan shall be construed in accordance with and under applicable provisions of the Code and the laws of the State of California.